                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              DELTEK SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                   Filed by Deltek Systems, Inc.
                                                       Pursuant to Rule 14a-6(b)
                                          of the Securities Exchange Act of 1934
                                           Subject Company: Deltek Systems, Inc.
                                                  Commission File No.: 000-22001

On May 14, 2002, Deltek Systems, Inc. issued the following press release:

                                 [DELTEK LOGO]

                    DELTEK ANNOUNCES INFORMATION CONCERNING
                SHAREHOLDER LAWSUIT AND PROXY VOTING PROCEDURES

HERNDON, VA -- MAY 14, 2002 -- DELTEK SYSTEMS, INC. (NASDAQ:DLTK),

     On or about May 6, 2002, a pleading identified as a "class action, complaint" was filed by Carl Brown against Deltek Systems, Inc. and the six members of its board of directors in the District Court for the Second Judicial District in Ramsey County, Minnesota. The two counts of the complaint assert that, in connection with the proposed going private transaction that will be voted on at a May 31, 2002 special meeting of Deltek's shareholders, the directors breached their fiduciary duty and duty of disclosure to Deltek's shareholders.

     The complaint seeks (1) a declaration that the action is properly maintainable as a class action, (2) injunctions against the consummation of the May 31, 2002 special meeting of Deltek shareholders and completion of the merger through which the going private transaction will be effected and (3) damages and costs. The complaint is being filed with the SEC as an exhibit to an amendment to Deltek's Rule 13e-3 Transaction Statement on Schedule 13E-3, which may be viewed at www.sec.gov/edgar/searchedgar/ formpick.htm, and the description herein of the complaint is qualified in its entirety by reference to the complaint itself. It is possible that the plaintiff will seek to amend his complaint in the future. If so, any such amended complaint will be filed promptly as a further amendment to Deltek's Rule 13e-3 Transaction Statement on
Schedule 13E-3.

     Deltek and the individual defendants believe the allegations set forth in the complaint are without merit and intend to vigorously defend the litigation.

     If the relief requested in the complaint were granted, or the pendency of the litigation delays consummation of the transaction, such circumstances could give DF Merger Co., Inc. (the entity formed by the deLaskis to effect the going private transaction) the right to terminate the merger agreement. The pendency of the litigation may make more difficult or impossible the completion of the financing for the transaction.

     With respect to the breach of fiduciary duty claim, the complaint alleges that none of the directors is disinterested and independent and that all of them have breached their fiduciary duty by (1) seeking to squeeze out the company's public shareholders for an unfair and inadequate price and (2) failing to provide meaningful procedural protections for the minority shareholders who may be cashed out. The plaintiff also claims that the merger agreement establishes defensive provisions designed to protect the going private transaction from competing third-party bids.

     The disclosure claim asserts that the defendants violated their duty of disclosure to Deltek's shareholders by failing to disclose in the proxy statement for the special meeting information concerning (1) the financial interests of the special committee members in the value of the new private entity going forward, (2) the details of a potential competing offer received by the company, and (3) the company's recent financial performance. Additional information concerning this claim is set forth in Item 15 of Amendment No. 3 to Deltek's Rule 13e-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC.

     If the allegations set forth in the plaintiff's complaint or any amendment of the complaint, or the matters summarized above, cause a Deltek shareholder to want to change his or her vote on the approval of the Agreement and Plan of Merger and related plan of merger dated as of February 13, 2002, the shareholder may revoke his or her proxy. This may be done in any of the following ways:

          1. Calling a special toll free number, 1-866-283-1868, established by Deltek at Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004 ("Georgeson"), and speaking to a representative of Georgeson who will assist you in revoking your proxy and changing your vote.

          2. Sending a written notice stating that you would like to revoke your proxy, or by completing and submitting prior to the special meeting a new, later-dated proxy card, in each case to the following address:

                                Deltek Systems, Inc.
                                13880 Dulles Corner Lane
                                Herndon, VA 20171
                                Attention: Corporate Secretary

          3. Attending the special meeting of shareholders and voting in person.

          4. After receipt of an additional proxy card that will be mailed to all shareholders, voting your shares again in accordance with the instructions that will be included with the mailing.

     If your shares are held in "street name," you must follow directions provided by your broker to change your vote. You should call your broker or the toll free number, 1-866-283-1868, for assistance in this regard.

DELTEK INVESTOR RELATIONS: Babette J. Aller, Investor Relations Manager, 800-456-2009, ext. 4444; baller@deltek.com.

PUBLIC RELATIONS: K. Allen Farber, Press Officer, 800-456-2009, ext. 4544; cell: 703-598-3585; afarber@deltek.com.